UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036

(Address of principal executive offices, including zip code)

888-622-1218

(Registrant’s telephone number, including area code)

Room 2302, South Tower T1, Kaisa Plaza

No. 86 Jianguo Avenue, Chaoyang District

Beijing, China 100025

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement

 On December 18, 2020, Future FinTech Group Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Future FinTech (Hong Kong) Limited., a wholly owned subsidiary of the Company and a limited company organized under the laws of Hong Kong (“FTFT HK” or the “Buyer”), Asiasens Investment Holding Pte. Ltd., a company incorporated under the laws of Singapore (“Asiasens”), and Asen Maneuvre Group Limited, a limited company organized under the laws of British Virgin Islands (“Asen” or the “Seller”).

Pursuant to the Agreement, the Company, through FTFT HK will acquire 70.59% or 352,950 shares of Asiasens from the Seller in exchange for 2,160,000 shares of common stock of the Company (the “Company Shares”). The Company Shares will be issued according to the achievement of certain Earnings Before Interest and Taxes (“EBIT”) goals by Asiasens in 2021 and 2022 (the “Earn-Out Shares”): (1) If Asiasens achieves an EBIT of $500,000 for six months ended June 30, 2021, one fourth (1/4) of the Company Shares shall be issued to the Seller; (2) If Asiasens achieves an EBIT of $1,000,000 for the year ended December 31, 2021, another one fourth (1/4) of the Company Shares shall be issued to the Seller; (3) If Asiasens achieves an EBIT of $1,400,000 for the year ended December 31, 2022, the remaining 50% of the Company Shares shall be issued to the Seller; and (4) If Asiasens does not achieve its EBIT goals for any given period, the parties agree to have forbearance clause and the Earn-Out Shares shall not be reduced if Asiasens achieves an overall EBIT of $2,400,000 in aggregation for the years 2021 and 2022. If the accumulated EBIT of Asiasens in 2021 and 2022 in aggregate does not reach $2.4 million, the total number of the Company Shares to be issued to the Seller shall be reduced in the same percentage of uncompleted amount for the EBIT goals in aggregate, comparing to $2.4 million. In addition, Seller and Asiasens agree that Asiasens will terminate its variable interest entity (“VIE”) agreements with four VIEs in Indonesia and change its controlling interest in PT Permata Techno Indonesia (“PTI”) from VIE structure to direct equity ownership structure as the closing conditions for the transaction contemplated in the Agreement.

The representations, warranties and covenants contained in the Agreement were made solely for the benefit of the parties to the Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in the Company. Accordingly, the Agreement is filed with this report only to provide investors with information regarding the terms of the transactions, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the respective date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Share Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the Share Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Exhibit Title or Description
10.1	Share Exchange Agreement by and among Future FinTech Group Inc., Future FinTech (Hong Kong) Limited, Asiasens Investment Holding Pte. Ltd., and Asen Maneuvre Group Limited, dated December 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: December 18, 2020	By:	/s/ Shanchun Huang
	Name:	Shanchun Huang
	Title:	Chief Executive Officer

2